UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 29, 2009 (April 28, 2009)

CTS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

905 West Boulevard North
Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

Registrants' Telephone Number, Including Area Code:     (574) 523-3800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

    On April 28, 2009, CTS Corporation (the “Registrant”) issued a press release providing certain results for the first quarter ended March 29, 2009 as more fully described in the press release.  Among other things, the press release reports a net loss of $1.06 per diluted share during the first quarter ended March 29, 2009 as compared to net income of $0.18 per diluted share for the first quarter ended March 30, 2008.  The loss included $0.98 per diluted share attributable to goodwill impairment and $0.05 per diluted share for restructuring costs.  A copy of the press release announcing the Registrant’s results for the first quarter ended March 29, 2009 is attached hereto as Exhibit 99.1 and incorporated by reference herein.

    The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being “furnished” to the Securities and Exchange Commission and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. Furthermore, the information contained in Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933.

Item 9.01               Financial Statements and Exhibits.

(d)          Exhibits.

           The following exhibits are filed with this report:

           Exhibit No.                   Exhibit Description

       99.1                              Press Release dated April 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        CTS CORPORATION

                                              /s/ Richard G. Cutter
        By:         Richard G. Cutter
       Vice President, Secretary
        and General Counsel

Date:  April 29, 2009

EXHIBIT INDEX

   Exhibit No.                         Exhibit Description

99.1	Press Release dated April 28, 2009